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                                                                    Exhibit 99.1

          STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned officers of AutoImmune Inc. (the "Company") hereby certify that, as of the date of this statement, the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company as of and for the three and six-month periods ended June 30, 2002.

         The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sabarnes-Oxley Act of 2002. This statement is not "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.


         Date:  August 9, 2002           /s/ Robert C. Bishop
                                         ---------------------------------------
                                         Name: Robert C. Bishop
                                         Title: Chief Executive Officer


         Date:  August 9, 2002           /s/ Heather A. Ellerkamp
                                         ---------------------------------------
                                         Name: Heather A. Ellerkamp
                                         Title: Chief Accounting Officer